Cohen McCurdy
Certified Public Accountants

Cohen McCurdy, Ltd.
826 Westpoint Pkwy., Suite 1250
Westlake, OH 44145-1594
www.cohenmccurdy.com

440.835.8500
440.835.1093 *fax*

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent public accountants, we hereby consent to the use of our report dated June 27, 2005, for Retirement Income Fund (the "Fund") and to all references to our firm included in or made a part of this Post-Effective Amendment No. 3 to Retirement Income Trust's Registration Statement on Form N-1A (file No. 333-103830 and 811-21320) under the heading "Financial Highlights" in the prospectus and under the heading "Accountants" in the Statement of Additional Information of the Fund.

Cohen McCurdy

Cohen McCurdy, Ltd.
Westlake, Ohio
September 30, 2005